UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

RPM DENTAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168895	27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Marine Drive, Suite 302
North Vancouver, British Columbia, Canada V7P 1V7
(Address of principal executive offices)

(604) 986-2219
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01                      Other Events

On February 20, 2012, the Company completed a 20 for 1 forward split of its common stock (the “Forward Split”), and on February 21, 2012, the Company filed a Certificate of Amendment with the Delaware Secretary of State to change its name from RPM Dental, Inc. to Quest Water Global Inc. (the “Name Change”).  As a result of the Forward Split, the Company’s issued and outstanding common stock increased from 4,228,893 shares to 84,577,860 shares.

The Financial Industry Regulatory Authority (“FINRA”) has now processed the Forward Split and Name Change, the former of which was effective in the market at the open of business on March 1, 2012, and the latter of which is expected to be effective on March 9, 2012.  As a result of the Forward Split and Name Change, the Company’s stock symbol will change from RPMD to QWTR on March 9, 2012 and its CUSIP number will change from 749680104 to 74837L107.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
3.4	Certificate of Amendment filed with the Delaware Secretary of State on February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012	RPM DENTAL, INC.

	By:	/s/ John Balanko
John Balanko
President, Chief Executive Officer and Director